                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FRIM

     We hereby consent to incorporation by reference in the Registration
Statement on Form S-8 (No. 333-126211) of Zone 4 Play, Inc. of our report dated
April 14, 2008, relating to our audit of the consolidated financial statements of the Company as of December 31, 2007, which report appears in this Annual
Report on Form 10-KSB of Zone 4 Play, Inc. Our report contains an explanatory paragraph regarding the company's ability to continue as a going concern.

                                             /s/ Ziv Haft
                                             --------------
                                             Ziv Haft
                                             Certified Public Accountants (Isr.)
                                             BDO Member Firm
Tel-Aviv, Israel
April 14, 2008